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                                                                    EXHIBIT 21.1

                                SUBSIDIARY LIST
                                ---------------
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
DePuy Finance LLC                   Corange U.K. Holdings Ltd.

DePuy Orthopadie GmbH               DePuy International (Holdings) Ltd.

De Puy A.G.                         DePuy International Ltd.

DePuy Orthopedie SA                 DePuy Joints S.A.

DePuy Italia S.r.L.                 DePuy Taiwan

DePuy Iberica, S.A.                 DePuy Australia Pty Limited

Medical Trivest SL                  DePuy Mexico S.A. De C.V.

DePuy Japan Incorporated            DePuy Canada Ltd.

DePuy Korea, Inc.                   DePuy Orthopaedics, Inc.

DePuy Far East Pte Ltd.             DePuy Orthopaedic Technologies, Inc.

DePuy GmbH                          DePuy ACE Medical Company

DePuy Olmed AB                      DePuy DuPont Orthopaedics (partnership)

DePuy Hungary                       Pamerland SCI

DePuy CZ s.r.o.                     Bioland SA

DePuy New Zealand Ltd.              Mikroland

Sanatmetal                          Memo Implants

DePuy Hong Kong Ltd.                Medinov

DePuy Medical Pte Ltd.              Landos Nederland

DePuy, S.A.                         Sushrut

Matrix Biotech, Inc.                Adker Mediequip

DePuy France/CFT France             Medinov Distribution

GAM SCI                             Landochine

Orthotim                            AM SCI

Bioland Pharma                      Landos Int.

Landos Biomechique                  Landos Italia

Landos Espana                       Landos Inc.

DePuy Overseas Trading Ltd.         Landos Orthopaedic Allemagne

DePuy Development, Inc.             Expanded Optics, Inc.

Tweedbank                           DePuy Motech, Inc.

DePuy Portugal Lta.                 Orthogenesis Italy

                                    7 Dormant Coys
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